UNITED STATES
  SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
 _____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2015

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5	CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)
On September 15, 2015, the Board of Directors of Key Technology, Inc. (the "Company") appointed Paul J. Wolf to serve as a Director of the Company effective September 15, 2015. Mr. Wolf’s initial term will extend until the February 2016 Annual Meeting of Shareholders. Mr. Wolf has been appointed to the Audit Committee, the Compensation and Management Development Committee and the Nominating and Corporate Governance Committee. The Company and Mr. Wolf expect to enter into an indemnity agreement, similar in form to that entered into with each of the other directors, which provides for the indemnification of such directors under certain circumstances.

The text of the press release disclosing this appointment is attached hereto as Exhibit 99.1

SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit

The following exhibit is furnished with this Current Report on Form 8-K:

	99.1	Press Release of Key Technology, Inc., dated September 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ Jeffrey T. Siegal
Jeffrey T. Siegal
Vice President and Chief Financial Officer

Dated: September 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Key Technology, Inc., dated September 17, 2015